Exhibit 3.b

AMENDED AND RESTATED BYLAWS

OF

RGC RESOURCES, INC.

April 7, 2022

ARTICLE I

STOCKHOLDERS

Section 1.         The stockholders of this corporation shall be those who appear on the books of the corporation as holders of one or more shares of any class of stock of the corporation.

Section 2.         The annual meeting of the stockholders shall be held annually on the fourth Monday in January of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at such place and at such hour as may be provided by the Board of Directors or in the stated notice of the meeting.

At such annual meetings there shall be an election of directors for the ensuing year and the transaction of any business which may properly come before the meeting.

If in any year the annual meeting shall not be held at the time designated herein, a meeting shall be held as soon as practicable after the time designated for the holding of the annual meeting and upon the same notice as required for an annual meeting, at which time directors shall be elected and such other business may be transacted as might have been transacted at the annual meeting.

Notice of meetings of stockholders shall be given to the extent and in the manner required by the Virginia Stock Corporation Act, as it may be amended from time to time hereafter (said Act being hereinafter sometimes called the “Act”), and notice of either stockholders’ meetings or directors’ meetings may be waived to the extent and in the manner provided in the Act.

Section 3.         Special meetings of the stockholders may be called by the President, the Board of Directors, or by holders of not less than one-tenth of all the shares entitled to vote at the meeting, or otherwise as may be required by the Articles of Incorporation.

Section 4.         Any action required under the law of Virginia to be taken at a meeting of the stockholders of the corporation, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the stockholders entitled to vote with respect to the subject matter thereof.

Such consent shall have the same force and effect as a unanimous vote of stockholders and may be stated as such in any articles or document filed with the State Corporation Commission or others.

Section 5.         For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case seventy (70) days. In lieu of closing the stock transfer books, the Board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

Section 6.         Unless otherwise provided in the Articles of Incorporation, a majority of the shares, entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required under the applicable law of Virginia or the Articles of Incorporation, and except that in elections of directors those receiving the greatest numbers of votes shall be deemed elected, even though not receiving a majority. Less than a quorum may adjourn.

Section 7.         Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation as permitted by the Act, and except as the Articles of Incorporation may confer on the holders of shares of any particular class or series the right to more than one vote per share, either generally or on particular matters. Where the Articles of Incorporation confer the right to more or less than one vote per share, any requirement in the Act for the affirmative vote of a specified proportion of the shares shall be deemed to refer to a like proportion of the votes eligible to the cast.

A stockholder may vote either in person or by proxy executed in writing by the stockholder or by the stockholder’s duly authorized attorney-in-fact and shall have one vote for each share of stock which the stockholder is entitled to vote at such meeting. At each election for directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by the stockholder for as many persons as there are directors to be elected at that time and for whose election the stockholder has a right to vote.

Shares of stock of other corporations owned by this corporation may be voted in person by the President or a Vice President or by proxy executed by the President or a Vice President; provided, however, the Board of Directors may by resolution revoke such authority from time to time and thereby designate some other agent, attorney-in-fact, or proxy to vote such shares.

Section 8.         All meetings of the stockholders shall be presided over by the chairman of the Board of Directors, if such office is filled, or, if there is no such officer or in the absence or inability to act of the chairman of the Board, by the President, or if the chairman of the Board, if any, and the President are absent or unable to act, by the most senior Vice President present at the meeting, but if none of the foregoing is present and able to act, a chairman shall be elected by the meeting. Such meetings shall be attended by the Secretary of the corporation, who shall act as secretary of all such meetings if present. If the Secretary is absent at any meeting, the chairman shall appoint a secretary of the meeting. The proceedings of all such meetings shall be verified by the signature of the secretary of the meeting and approved by the chairman.

Section 9.         No business shall be transacted at any meeting of stockholders, except such business as shall be (a) specified in the notice of meeting given as provided in this Article; (b) otherwise brought before the meeting by or at the direction of the Board; or (c) otherwise brought before the meeting by a stockholder of record of the corporation entitled to vote at the meeting in compliance with the procedure set forth in this Section. For business to be brought before a meeting by a stockholder pursuant to (c) above, the stockholder must have given timely notice in writing to the President of the corporation. To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was made. Notice shall be deemed to have been given more than seventy (70) days in advance of an annual meeting of stockholders if the annual meeting is called on the date indicated by Section 2 of this Article without regard to when public disclosure thereof is made. Notice of actions to be brought before a meeting pursuant to (c) above shall set forth, as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for bringing such business before the meeting; and (b) as to the stockholder giving the notice, (i) the name and address, as they appear on the corporation’s books, of such stockholder, (ii) the classes and number of shares of the corporation which are owned of record and beneficially by such stockholder, and (iii) any material interest of such stockholder in such business other than his interest as a stockholder of the corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted on a stockholder proposal or nomination except in accordance with the provisions set forth in this Section. The requirements of this Section are in addition to any other requirements established by law or these Bylaws relating to business permitted to be transacted at special stockholders’ meetings. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any business was not properly brought before the meeting in accordance with the provisions prescribed by these Bylaws and, if the chairman should so determine, the chairman shall so declare to the meeting and any such business not so properly brought before the meeting shall not be transacted.

ARTICLE II

DIRECTORS

Section 1.         The business and affairs of the corporation shall be managed by the Board of Directors, subject to any requirement of stockholder action made by the Act or the Articles of Incorporation.

Section 2.         The Board of Directors shall consist of ten (10) members. The number of directors may be increased or decreased from time to time within the variable range established by the Articles. At each Annual Meeting of Stockholders, the number of directors equal to the number of the class whose term expires at the time of such meeting, unless the total number of directors has been increased or decreased, shall be elected to hold office until the third succeeding annual meeting, and until their successors shall have been elected and qualified. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The normal retirement date for directors shall be the date of the expiration of the director’s term immediately succeeding the director’s 72nd birthday.

Section 3.         Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors, whether or not a quorum.

Section 4.         A majority of the number of directors fixed by the Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors.

Section 5.         A meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders without other notice than is given by these Bylaws, at which meeting there shall be elected at least a President, a Treasurer and a Secretary, who shall hold such offices until the first meeting of the Board following the next annual meeting of the stockholders and until their successors are elected and qualify, unless sooner removed by the Board of Directors.

The Board shall also annually (or from time to time as may be deemed desirable) elect one or more Vice Presidents and any other officers and agents or fill any vacancy as it may deem necessary, who shall hold office until others are elected and qualify in their stead, subject to the removal by the Board at any time with or without cause.

Section 6.         Meetings of the Board of Directors, regular or special, may be held at such times and places as it may designate.

A special meeting may be called at any time by the President or by the three elected directors.

Regular meetings of the Board of Directors may be held with or without notice. Notice of special meetings of the Board of Directors shall be mailed or telegraphed to each director at least three days prior to the date of the meeting, or notice may be waived in writing before, at or subsequent to any such meeting, and the presence of any director at a meeting shall be deemed a waiver of notice of such meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Members of the Board of Directors and all committees designated by said Board of Directors may participate in meetings of such Board or committees by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such a meeting is conducted by means of a conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.

Section 7.         The Board of Directors may, by resolution adopted by a majority of the number of directors fixed by these Bylaws, designate two or more directors to constitute an Executive Committee, which shall have and may exercise all of the authority of the Board of Directors, except to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation or as otherwise restricted by the Act.

Other committees with limited authority may be designated by a resolution adopted by a majority of the directors present at a meeting at which a quorum is present.

Section 8.         The Board of Directors may appoint a Transfer Agent or a Transfer Agent and Registrar of Transfer and may require all certificates for each applicable class of stock to be authenticated by the Transfer Agent or by the Transfer Agent and Registrar, as the case may be, or as the Board may otherwise direct.

Section 9.         A director may be removed from office only for cause.

Section 10.         Unless otherwise provided by the Articles of Incorporation of this corporation, any action required by the laws of Virginia to be taken at a meeting of the directors, or any action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting if a consent in writing, setting forth the action, shall be signed either before or after such action by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.

ARTICLE III

OFFICERS – DUTIES AND POWERS

Section 1.         The President shall be elected by the Board of Directors and shall preside at all meetings of the Board of Directors, unless there shall be a Chairman of the Board and such officer shall be present, in which event such Chairman shall so preside. In the absence of the Chairman of the Board of Directors, if any, the President and all Vice Presidents, a chairman of the meeting shall be elected by the meeting.

The President shall ex-officio be a member of all committees, shall sign all certificates of stock and conveyances of real estate and other instruments in writing by law requiring the President’s signature, and perform such other duties as may be required of the President from time to time by the directors, and shall have the authority, powers and duties that are usually given such officer.

Section 2.         In the case of the absence or inability of the President to act, the President’s duties shall be performed by any Vice President (in the event of more than one Vice President, the senior Vice President present and able to act shall be entitled to do so), who, in that event, shall execute any of the above powers of the President.

Section 3.         The Secretary shall attend all meetings of the stockholders and directors and Executive Committee of the corporation and keep a full and accurate account of their proceedings in a book to be kept for that purpose.

The Secretary shall, unless and until the Board of Directors appoints another person or corporation as the Transfer Agent as hereinabove provided, act as the Transfer Agent of the corporation and maintain the stock books and addresses of the stockholders of the corporation. The Secretary shall be the custodian of the corporate seal of the corporation and shall fix and attest the seal, as authorized by the Board of Directors or the Bylaws of this corporation, to all certificates of stock and such other instruments requiring the seal. The Secretary shall also keep such other books, deeds, contracts and other valuable papers belonging to the corporation and perform such other duties as may be required by the President, the Board of Directors, or the Executive Committee.

Section 4.         The Treasurer shall have the custody of all monies and securities of the corporation and shall deposit the same in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall keep a full and accurate amount of the receipts and disbursements of the corporation in books belonging to the corporation, and shall disburse the funds of the corporation by check or other warrant to be signed as prescribed by resolution of the Board of Directors. All books and papers in the Treasurer’s care shall be open to the inspection of the President or any director, as well as of any person whom the President or Board of Directors may appoint to examine such books and papers. The Treasurer shall render such reports to the President or Board of Directors as may be required and shall perform such other duties as may be incident to the office of the Treasurer or as may be required by the Board of Directors.

The Treasurer may be required by the directors at any time to give bond as the directors may designate.

Section 5.         Any person elected by the Board of Directors as an assistant to an officer, for example, an Assistant Secretary, shall, unless otherwise restricted by the Board of Directors and in all cases subordinate to the officer, have and exercise all of the rights, duties, functions and powers of such officer.

Section 6.         In the event of the absence of any officer of the corporation or such officer’s disqualification or inability to act where provision therefor is not expressly made by these Bylaws, the President may by written order, or the Board of Directors may by resolution, delegate the powers of such officer to any other officer or employee of the corporation.

Section 7.         Any officer or agent may be removed, with or without cause, at any time whenever the Board of Directors in its absolute discretion shall consider that the best interests of the corporation would be served thereby. Any officer or agent appointed otherwise than by the Board of Directors may be removed, with or without cause, at any time either by the Board of Directors or by any officer having authority to appoint whenever the Board of Directors or such appointing officer in its or the officer’s absolute discretion shall consider that the best interests of the corporation will be served thereby.

ARTICLE IV

SEAL

Section 1.         The seal of this corporation shall be as the impression made below:

ARTICLE V

CHECKS, DRAFTS, NOTES, ETC.

Section 1.         All checks, drafts, notes and orders for the payment of money issued by the corporation shall be signed by such person or persons as the Board of Directors may from time to time designate, and any endorsement of such paper in the ordinary course of business shall be similarly made.

ARTICLE VI

NOTICE

Section 1.         Any notice mailed by the corporation to any director or stockholder shall be sufficient service of such notice when deposited in the United States mail, addressed to such stockholder or director at the address furnished by such stockholder or director to the corporation or its Transfer Agent, in the event an outside Transfer Agent has been appointed, with postage thereon prepaid.

ARTICLE VII

STOCK, NOTES, BONDS AND DEBENTURES

Section 1.         The shares of the corporation shall be evidenced by certificates of each class of stock issued in numerical order, signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, or any other officer authorized by these Bylaws or a resolution of the Board of Directors, and may (but need not) be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the corporation itself or an employee of the corporation.

Section 2.         On any bond, note or debenture issued by the corporation which is countersigned or otherwise authenticated by the signature of a trustee, the signature of the officers of the corporation and its seal may be facsimiles.

Section 3.         In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate or a bond, note or debenture shall have ceased to be such officer before such certificate or other such document is issued, it may be issued by the corporation with the same effect as if the officer were such officer at the date of its issue.

Section 4.         Transfers of stock shall be made only upon the books of the corporation (whether maintained by the corporation or by a Transfer Agent, in the event one is appointed) and only by the person named in the certificate or by attorney lawfully constituted in writing and, subject to the provisions of Section 6 hereof, only upon surrender of the certificate therefor. The Board of Directors may by resolution make reasonable regulations for the transfer of stock.

Section 5.         Registered stockholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Virginia.

Section 6.         In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity to the corporation in such sum as the directors may provide, not exceeding double the value of the stock.

ARTICLE VIII

BOOKS AND RECORDS

Section 1.         The Board of Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts and books of the corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted and limited accordingly.

ARTICLE IX

AMENDMENT OF BYLAWS

Section 1.         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors; but Bylaws made or adopted by the Board of Directors may be repealed or changed and new Bylaws made by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the directors.